EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Three Months Ended March 31,	Years Ended December 31,
(Dollars in millions)		2015	2014	2013	2012	2011	2010
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$504	$2,458	$2,686	$2,766	$2,536	$2,086
Share of pre-tax income (loss) of unconsolidated entities		(12)	(10)	1	(15)	37	67
Fixed charges		77	318	365	370	462	636
Adjusted earnings	(A)	$569	$2,766	$3,052	$3,121	$3,035	$2,789
Interest on short-term borrowings		$1	$6	$60	$73	$96	$257
Interest on long-term debt, including amortization of debt issuance costs		53	206	184	176	241	235
Portion of long-term leases representative of the interest factor(1)		23	106	121	121	125	144
Preferred stock dividends and related adjustments(2)		39	61	33	39	27	—
Fixed charges and preferred stock dividends	(B)	$116	$379	$398	$409	$489	$636
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	4.91x	7.30x	7.67x	7.63x	6.21x	4.39x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$504	$2,458	$2,686	$2,766	$2,536	$2,086
Share of pre-tax income (loss) of unconsolidated entities		(12)	(10)	1	(15)	37	67
Fixed charges		103	416	458	536	682	849
Adjusted earnings	(C)	$595	$2,864	$3,145	$3,287	$3,255	$3,002
Interest on short-term borrowings and deposits		$27	$104	$153	$239	$316	$470
Interest on long-term debt, including amortization of debt issuance costs		53	206	184	176	241	235
Portion of long-term leases representative of the interest factor(1)		23	106	121	121	125	144
Preferred stock dividends and related adjustments(2)		39	61	33	39	27	—
Fixed charges and preferred stock dividends	(D)	$142	$477	$491	$575	$709	$849
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	4.19x	6.00x	6.41x	5.72x	4.59x	3.54x
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(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.
(2) Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

		Three Months Ended March 31,	Years Ended December 31,
(Dollars in millions)		2015	2014	2013	2012	2011	2010
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$504	$2,458	$2,686	$2,766	$2,536	$2,086
Share of pre-tax income (loss) of unconsolidated entities		(12)	(10)	1	(15)	37	67
Fixed charges		77	318	365	370	462	636
Adjusted earnings	(A)	$569	$2,766	$3,052	$3,121	$3,035	$2,789
Interest on short-term borrowings		$1	$6	$60	$73	$96	$257
Interest on long-term debt, including amortization of debt issuance costs		53	206	184	176	241	235
Portion of long-term leases representative of the interest factor(1)		23	106	121	121	125	144
Fixed charges	(B)	$77	$318	$365	$370	$462	$636
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	7.39x	8.70x	8.36x	8.44x	6.57x	4.39x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$504	$2,458	$2,686	$2,766	$2,536	$2,086
Share of pre-tax income (loss) of unconsolidated entities		(12)	(10)	1	(15)	37	67
Fixed charges		103	416	458	536	682	849
Adjusted earnings	(C)	$595	$2,864	$3,145	$3,287	$3,255	$3,002
Interest on short-term borrowings and deposits		$27	$104	$153	$239	$316	$470
Interest on long-term debt, including amortization of debt issuance costs		53	206	184	176	241	235
Portion of long-term leases representative of the interest factor(1)		23	106	121	121	125	144
Fixed charges	(D)	$103	$416	$458	$536	$682	$849
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	5.78x	6.88x	6.87x	6.13x	4.77x	3.54x

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(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.